                         KEY AUTO FINANCE TRUST 1997-2
            MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:   September 1, 1998 to September 30, 1998
Distribution Date:   October 15, 1998

Statement for Class A, Class B and Class C Noteholders and Certificateholders                           Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                            Class A/B/C Note Amount
                                                                                                         or Certificate Amount
                                                                                                    -------------------------------
(i)  Principal Distribution
          Class A-1 Note  Amount                                                                  0.00            0.0000000
          Class A-2 Note  Amount                                                         25,778,379.06          195.2907505
          Class A-3 Note  Amount                                                                  0.00            0.0000000
          Class A-4 Note  Amount                                                                  0.00            0.0000000
          Class A-5 Note  Amount                                                                  0.00            0.0000000
          Class A-P Note  Amount                                                          5,538,496.70           44.3079736
          Class B  Note  Amount                                                           2,638,271.27           41.4692121
          Class C  Note  Amount                                                           1,007,701.85           41.4692121
          Certificates  Amount                                                              530,832.40           30.7194675


(ii)  Interest Distribution
          Class A-1 Note  Amount                                                                  0.00            0.0000000
          Class A-2 Note  Amount                                                            361,268.25            2.7368807
          Class A-3 Note  Amount                                                            762,500.00            5.0833333
          Class A-4 Note  Amount                                                            758,500.00            5.1250000
          Class A-5 Note  Amount                                                            790,625.00            5.2083333
          Class A-P Note  Amount                                                            574,970.61            4.5997649
          Class B  Note  Amount                                                             302,981.26            4.7623587
          Class C  Note  Amount                                                             122,154.50            5.0269341
          Certificates  Amount                                                              107,905.29            6.2445193


(iii)    Total Pool Balance of Notes and Certificates (end of Collection Period)        694,708,871.85


(iv)    Class A-1 Notes Balance (end of Collection Period)                                        0.00
        Class A-1 Pool Factor (end of Collection Period)                                                          0.0000000
        Class A-2 Notes Balance (end of Collection Period)                               46,595,894.82
        Class A-2 Pool Factor (end of Collection Period)                                                          0.3529992
        Class A-3 Notes Balance (end of Collection Period)                              150,000,000.00
        Class A-3 Pool Factor (end of Collection Period)                                                          1.0000000
        Class A-4 Notes Balance (end of Collection Period)                              148,000,000.00
        Class A-4 Pool Factor (end of Collection Period)                                                          1.0000000

        Class A-5 Notes Balance (end of Collection Period)                              151,800,000.00
        Class A-5 Pool Factor (end of Collection Period)                                                          1.0000000
        Class A-P Notes Balance (end of Collection Period)                              106,650,888.37
        Class A-P Pool Factor (end of Collection Period)                                                          0.8532071
        Class B Notes Balance (end of Collection Period)                                 55,072,444.54
        Class B Pool Factor (end of Collection Period)                                                            0.8656467
        Class C Notes Balance (end of Collection Period)                                 21,035,215.38
        Class C Pool Factor (end of Collection Period)                                                            0.8656467
        Certificates Balance (end of Collection Period)                                  15,554,428.75


                         KEY AUTO FINANCE TRUST 1997-2
            MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:   September 1, 1998 to September 30, 1998
Distribution Date:   October 15, 1998


Statement for Class A, Class B and Class C Noteholders and Certificateholders                           Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                            Class A/B/C Note Amount
                                                                                                         or Certificate Amount
                                                                                                    -------------------------------
       Certificates Pool Factor (end of Collection Period)                                                        0.9001406



(v)    Basic Servicing Fee                                                                  603,453.90            0.5769350


(vi)   Aggregate Realized Losses                                                          2,527,690.09
        Aggregate Net Losses                                                              1,710,651.67

(vii)  Reserve Account Balance after Giving Effect to Payments                           27,638,706.31
       Made on Distribution Date
        Specified Reserve Account Balance after Giving Effect to Payments                27,638,706.31
       Made on Distribution Date
        Distribution to Seller from Reserve Account                                               0.00
        Draws on Reserve Account                                                                  0.00
        Deposits to Reserve Account                                                               0.00
        Class C Reserve Account Balance after Giving Effect to Payments                   5,182,257.43
       Made on Distribution Date
        Specified Class C Reserve Account Balance after Giving Effect to                  5,182,257.43
       Payments Made on Distribution Date
        Distribution to Seller from Class C Reserve Account                                       0.00
        Draws on Class C Reserve Account                                                          0.00
        Deposits to Class C Reserve Account                                                       0.00


(viii)   Class A-1 Notes Interest Carryover Shortfall                                             0.00            0.0000000
         Class A-2 Notes Interest Carryover Shortfall                                             0.00            0.0000000
         Class A-3 Notes Interest Carryover Shortfall                                             0.00            0.0000000
         Class A-4 Notes Interest Carryover Shortfall                                             0.00            0.0000000
         Class A-5 Notes Interest Carryover Shortfall                                             0.00            0.0000000
         Class A-P Notes Interest Carryover Shortfall                                             0.00            0.0000000
         Class B Notes Interest Carryover Shortfall                                               0.00            0.0000000
         Class C Notes Interest Carryover Shortfall                                               0.00            0.0000000
         Certificates Interest Carryover Shortfall                                                0.00            0.0000000
         Class A-1 Notes Principal Carryover Shortfall                                            0.00            0.0000000
         Class A-2 Notes Principal Carryover Shortfall                                            0.00            0.0000000
         Class A-3 Notes Principal Carryover Shortfall                                            0.00            0.0000000
         Class A-4 Notes Principal Carryover Shortfall                                            0.00            0.0000000
         Class A-5 Notes Principal Carryover Shortfall                                            0.00            0.0000000
         Class A-P Notes Principal Carryover Shortfall                                            0.00            0.0000000
         Class B Notes Principal Carryover Shortfall                                              0.00            0.0000000
         Class C Notes Principal Carryover Shortfall                                              0.00            0.0000000
         Certificates Principal Carryover Shortfall                                               0.00            0.0000000

                         KEY AUTO FINANCE TRUST 1997-2
            MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:   September 1, 1998 to September 30, 1998
Distribution Date:   October 15, 1998


Statement for Class A, Class B and Class C Noteholders and Certificateholders                           Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                            Class A/B/C Note Amount
                                                                                                         or Certificate Amount
                                                                                                    -------------------------------


(ix)  Additional Principal Distributable Amount                                                2,316,656.40

(x)    Aggregate Purchase Amount of Receivables Repurchased by the Seller
       or purchased by Servicer                                                                        0.00

(xi)  Delinquent Contracts

                                                                                            Number               Balance
                                                                                 --------------------------------------------------
           30-59 Days                                                                        1665                    15,893,917.56
           60-89 Days                                                                         443                     3,904,135.90
           90 Days or More                                                                    412                     3,722,062.35


ADDITIONAL INFORMATION REQUESTED BY BLOOMBERG:

Weighted Average Coupon of Remaining Portfolio (WAC)                                              0.1149666
Weighted Average Remaining Term of Remaining Portfolio                                           39.5882369

Net Loss Ratio as of Each Collection Period

     (i)    Second Preceding Collection Period                                                    0.0066099
     (ii)   Preceding Collection Period                                                           0.0073008
     (iii)  Current Collection Period                                                             0.0072531
     (vi)   Three Month Average                                                                   0.0070546

Ending Portfolio Balance                                                                     690,967,657.70